2nd Quarter Earnings Conference Call July 19, 2016 Exhibit 99.3

2nd quarter 2016 results • Generated positive operating leverage of 4%(2) on an adjusted basis year-to-date • Achieved year-to-date adjusted efficiency ratio of 62.3%(2) • Expanded customer base as checking accounts, households, credit cards and wealth relationships grew • Total adjusted revenue (FTE) increased 4%(1) over the prior year • Recognized as having the best overall reputation among U.S. banks and among the top 10% in online experience • Successfully completed annual CCAR process and received no objection to planned capital actions ($ in millions, except per share data) 2Q16 2Q15 Change Net Income(1) $259 $269 (4)% Diluted EPS - Continuing Operations $0.20 $0.20 — Average Loans and Leases 81,960 79,175 3.5% Average Deposits 97,497 97,100 0.4% Total Adjusted Revenue (FTE)(2) $1.4B $1.3B 4.2% YTD '16 YTD '15 Change Adjusted efficiency ratio(2) 62.3% 64.7% 240 bps (1) Available to common shareholders (2) Non-GAAP; see appendix for reconciliation Demonstrates we are successfully executing on our strategic plan 2

Continued loan growth Business Lending Consumer Lending 2Q15 3Q15 4Q15 1Q16 2Q16 49.8 50.7 50.5 51.0 51.2 29.4 29.9 30.3 30.5 30.8 ($ in billions) Quarter-over-Quarter: • Loan and lease balances up 1% • Consumer lending experienced another strong quarter with balances up 1% and production up 20% • As a result of softer pipelines, business lending balances were stable ◦ Direct energy loans down $64MM or 2% on an average basis and down $324MM or 12% on a point-to-point basis Year-over-Year: • Loan and lease balances up $2.8 billion or 4% • Consumer lending balances increased 5%, driven by new initiatives • Business lending balances increased 3% 3 $79.2 $80.6 $80.8 $81.5 $82.0 Average loan and lease balances

Prudently managing deposits; strong growth in consumer Low-cost deposits Time deposits + Other 2Q15 3Q15 4Q15 1Q16 2Q16 88.9 89.1 89.7 90.4 90.2 8.2 $97.1 8.1 $97.2 7.8 $97.5 7.4 $97.8 7.3 $97.5 ($ in billions) 4 Consumer Bank Corporate Bank Wealth Management Other 2Q15 3Q15 4Q15 1Q16 2Q16 53.1 52.9 53.0 53.5 54.7 27.2 27.5 27.6 27.6 27.6 12.5 12.3 12.5 12.3 11.3 4.3 4.5 4.4 4.4 3.9 ($ in billions) Quarter-over-Quarter: • Deposits down $253MM • Low-cost deposits down $223MM • Consumer segment deposits increased 2% • Certain deposits within Wealth Management and Corporate segments declined due to planned reductions • Deposit costs remained near historically low levels at 12 basis points • Funding costs remained low at 29 basis points Year-over-Year: • Total deposits up $397MM • Low-cost deposits up $1.3B or 1.5% • Consumer deposits increased 3% Average deposits by type $97.1 $97.2 $97.5 $97.8 $97.5 Average deposits by segment

Net interest income and other financing income and net interest margin Net Interest Income and Other Financing Income (FTE) Net Interest Margin 2Q15 3Q15 4Q15 1Q16 2Q16 $839 $855 $856 $883 $869 3.16% 3.13% 3.08% 3.19% 3.15% Quarter-over-Quarter: • Net interest income and other financing income (FTE) down $14MM or 2% ◦ Recent long-term debt issuances, lower loan fees, reduced dividends from trading assets and less favorable credit related interest recoveries were primary drivers behind decrease ◦ Decrease was only partially offset by higher loan balances Year-over-Year: • Net interest income and other financing income (FTE) up $30MM or 4% ◦ Increase driven primarily by loan growth, balance sheet hedging and optimization strategies, and the impact of higher short-term interest rates (1) During the fourth quarter of 2015, Regions corrected the accounting for certain leases which had previously been included in loans. The cumulative effect on pre-tax income lowered net interest income and other financing income $15 million, therefore net interest income and other financing income would have been $871 million. The correction also reduced the net interest margin by 5 basis points and would have been 3.13%. The company does not expect this adjustment to have a material impact to net interest income and other financing income or net interest margin in any future reporting period. ($ in millions) 5 (1)

Non-interest income growth driven by revenue diversification initiatives 2Q15 3Q15 4Q15 1Q16 2Q16 41 38 46 39 37 38 46 66 54 75 69 68 97 102 100 106 103 90 93 96 95 99 168 167 166 159 166 96 13 12 6 590 497 989 514 506 1,000 526 1,182 1,030 (1) Non-GAAP; see appendix for reconciliation (2) Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment. (3) Other income includes market value adjustments associated with certain employee benefits which are offset in salaries and benefits. Quarter-over-Quarter: • Non-interest income increased 4%: adjusted non-interest income increased 2%(1) • Service charges increased 4% - reflecting the benefit of 2% growth year-to-date in checking accounts • Mortgage income increased 21% • Card and ATM income increased 4% • Capital markets income was strong, but declined following a strong first quarter • Wealth Management declined primarily due to seasonal decreases in insurance income Year-over-Year: • Non-interest income decreased $64MM or 11% due to a large recovery from insurance proceeds in 2Q15; adjusted non-interest income increased $26MM or 5%(1) • Capital markets income increased $11MM or 41% • Wealth Management income increased $6MM or 6% • Card and ATM income increased $9MM or 10% $590 $497 $514 Selected Items(1) Other(3) Capital Markets Wealth Management Income(2) Mortgage Income Card and ATM fees Service charges on deposit accounts ($ in millions) $506 6 (2) 2927 28 $526

Expenses: Focused on what we can control in an uncertain environment 2Q15 3Q15 4Q15 1Q16 2Q16 859 894 861 843 889 75 1 12 26 26 Quarter-over-Quarter: • Expenses increased $46MM or 5.3%; adjusted expenses increased $46MM or 5.5%(1) • Total salaries and benefits increased $5MM ◦ Market value adjustments increased $20MM associated with assets held for certain employee benefits, which are offset in other non-interest income ◦ Severance expense declined by $11 million ◦ Year-to-date staffing levels have declined 4% • The company's reserve for unfunded commitments increased $11MM and other credit related charges increased $9MM • Incurred $22 million of property-related expenses primarily related to the consolidation of approximately 60 branches as well as other occupancy optimization initiatives Year-over-Year: • Expenses decreased $19MM or 2%; adjusted expenses increased $30MM or 4%(1) • Total salaries and benefits increased $3MM, primarily attributable to increased incentives and merit partially offset by impact of staffing reductions • Other expenses increased $28MM related to unfunded commitments and higher credit related charges (1) Non-GAAP; see appendix for reconciliation ($ in millions) Selected Items(1) Adjusted Non-Interest Expense(1) $934 $895 $873 $869 7 $915

Net Charge-Offs Net Charge-Offs ratio 2Q15 3Q15 4Q15 1Q16 2Q16 $46 $60 $78 $68 $72 0.23% 0.30% 0.38% 0.34% 0.35% NPLs Coverage Ratio 2Q15 3Q15 4Q15 1Q16 2Q16 $751 $789 $782 $993 $1,025 149% 141% 141% 116% 112% Classified Loans Special Mention 2Q15 3Q15 4Q15 1Q16 2Q16 1,787 1,838 1,937 2,640 2,468 1,163 $2,950 1,416 $3,254 1,434 $3,371 985 $3,625 1,196 $3,664 2Q15 3Q15 4Q15 1Q16 2Q16 471 480 479 477 477 576 483 483 464 524 Net charge-offs and ratio NPLs and coverage ratio(1) Criticized and classified loans(2) (1) Excludes loans held for sale (2) Includes commercial and investor real estate loans only (3) The All Other category includes TDRs classified as held for sale for the following periods : $18MM in 2Q15, $14MM in 3Q15, $8MM in 4Q15, $8MM in 1Q16 and $8MM in 2Q16. $1,303$1,312 $1,404 357 349 341 Residential First Mortgage All Other (3) Home Equity ($ in millions) ($ in millions) ($ in millions) ($ in millions) $1,276 335 8 Troubled debt restructurings $1,325 324 Asset quality

Industry leading capital and liquidity ratios 2Q15 3Q15 4Q15 1Q16 2Q16 12.1% 11.7% 11.7% 11.6% 11.6% 2Q15 3Q15 4Q15 1Q16 2Q16 11.1% 10.8% 10.7% 10.7% 10.7% 2Q15 3Q15 4Q15 1Q16 2Q16 83% 83% 83% 83% 84% • Returned $258MM to shareholders, including the repurchase of $179MM of common stock and $79MM in dividends • Transitional basis Basel III Common Equity Tier 1 ratio estimated at 10.9%(1), well above current regulatory minimums • At period end, Regions was fully compliant with the final Liquidity Coverage Ratio rule • Successfully completed annual CCAR process and received no objection to planned capital actions (1) Current quarter ratios are estimated (2) Non-GAAP; see appendix for reconciliation (3) Based on ending balances 9 Tier 1 capital ratio(1) Common equity Tier 1 ratio – Fully phased-in pro-forma(1)(2) Loan-to-deposit ratio(3)

2016 Expectations • Average loan growth of 3% - 5%(1); expect to track toward lower end of range • Average deposits relatively stable(1)(2) • Net interest income and other financing income up 2% - 4%; assuming no rate increases, expect to be at mid-point of range • Adjusted non-interest income up 4% - 6% • Adjusted expenses flat to up modestly; full year efficiency ratio <63% • Adjusted operating leverage of 2% - 4% • Net charge-offs of 25 - 35 bps; continue to expect to be at top end of range Note: The reconciliation with respect to these forward-looking non-GAAP measures is expected to be consistent with the actual non-GAAP reconciliations included in the attached appendix. 10 (1) 4Q16 average balances relative to 4Q15 average balances (2) Accelerated planned reduction of certain deposits within Wealth Management and Corporate segments led to the change from previous guidance of 2%-4%. Within Wealth Management, certain customer trust deposits, collateralized by securities, were moved into other fee income producing customer investments.

Appendix 11

Energy lending overview

	As of 6/30/16					As of 3/31/16				
($ in millions)	*Loan / Lease Balances*	*Balances Including Related Commitments*	*% Utilization*	*$ Criticized*	*% Criticized*	*Loan / Lease Balances*	*Balances Including Related Commitments*	*% Utilization*	*$ Criticized*	*% Criticized*
Oilfield services and supply (OFS)	$863	$1,332	65%	$422	49%	$984	$1,435	69%	$461	47%
Exploration and production (E&P)	805	1,434	56%	581	72%	956	1,653	58%	660	69%
Midstream	519	1,082	48%	33	6%	545	1,042	52%	40	7%
Downstream	76	347	22%	18	24%	87	378	23%	—	—
Other	129	285	45%	24	19%	144	321	45%	39	27%
Total direct	2,392	4,480	53%	1,078	45%	2,716	4,829	56%	1,200	44%
Indirect	531	996	53%	96	18%	503	1,015	50%	59	12%
Direct and indirect	2,923	5,476	53%	1,174	40%	3,219	5,844	55%	1,259	39%
Operating leases	153	153	—	70	46%	159	159	—	72	45%
Total energy	$3,076	$5,629	55%	$1,244	40%	$3,378	$6,003	56%	$1,331	39%

Total energy

- Total outstandings and commitments declined primarily due to paydowns and payoffs
- Allowance for loan and lease losses was 9.4% of direct energy balances at 6/30/16 vs 8.0% at 3/31/16
- No second lien exposure outstanding within the energy portfolio
- Leveraged loans account for 14% of energy related balances; the majority are Midstream
- Expectations for energy related charge-offs are $50-$75 million through the end of 2017
- Should oil prices average below $25 a barrel through the end of 2017, Regions could experience additional losses of $100 million
- Utilization rate has remained between 40-60% since 1Q10
- 12% of direct energy loans are on non-accrual status

Note: Securities portfolio contained ~$66MM of high quality, investment grade corporate bonds that are energy related at 6/30/16, down from ~$166MM at 3/31/16. A leveraged relationship is defined as senior cash flow leverage of 3x or total cash flow leverage of 4x except for Midstream Energy which is 6x total cash flow leverage.

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12

Energy lending - Oil Field Services and Exploration & Production detail

Type	As of 6/30/16	# of Clients*	Commentary
Marine	$457	9	Client selection is strong with ~61% of exposure tied to clients with contract protection through 2016. Expect some additional stress into 2017 as E&P companies focus on shorter cycle onshore projects.
Integrated OFS	162	10	Average utilization is 37% indicating clients have liquidity to weather cycle.
Compression	119	4	Linked to movement of natural gas; sector is stable and lower risk.
Fluid Management	38	2	Remains a high risk sector.
Pre-drilling / Drilling	72	2	Reduced capex spending of many E&P companies impacted current and future cash flows; however, Regions' larger borrowers remain liquid.
Sand	15	1	Remains a high risk sector, although sand volumes have improved in recent weeks in certain basins.
Total Oil Field Services (OFS)	$863	28	
Exploration and production (E&P)	$805	29**	
Total OFS and E&P	$1,668		

OFS Portfolio

- 51% shared national credit (SNC) loans
- 65% utilization rate compared to 69% in 1Q16
- 89% Non-pass rated (criticized) loans paying as agreed

E&P Portfolio

- Substantially complete with spring rederminations, which resulted in a 22% decline in customer borrowing bases to date
- Majority of borrowing is senior secured
- 94% shared national credit (SNC) loans
- 56% utilization rate compared to 58% in 1Q16
- Essentially all non-pass rated (criticized) loans paying as agreed

*Represents the number of clients that comprise 75% of the loan balances outstanding.
**Represents the number of clients that comprise 90% of the loan balances outstanding.

Regions

13

Loan balances by select states Texas Louisiana Note: Intelligence from our customer assistance program (CAP) reveals no noticeable increase in assistance requests in these markets to date. Commercial - Non-Energy, $4,353 Investor Real Estate, $1,451 Consumer Real Estate Secured, $918 Consumer Non-Real Estate Secured, $908 Commercial - Energy (Direct), $1,255 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total Houston $18 $61 $322 $89 $20 $510 Dallas 213 32 193 40 57 535 San Antonio — 26 68 46 45 185 Other 19 56 126 2 18 221 Total $250 $175 $709 $177 $140 $1,451 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total Baton Rouge $43 $4 $26 $42 $21 $136 New Orleans 5 8 1 2 15 31 Other 3 36 23 2 17 81 Total $51 $48 $50 $46 $53 $248 Commercial - Non-Energy, $2,277 Investor Real Estate, $248 Consumer Real Estate Secured, $1,112 Consumer Non-Real Estate Secured, $289 Commercial - Energy (Direct), $480 14 $4.4B$8.9B

Loan balances by select states Alabama Mississippi Commercial - Non- Energy, $5,283 Investor Real Estate, $355 Consumer Real Estate Secured, $3,569 Consumer Non-Real Estate Secured, $875 Commercial - Energy (Direct), $38 Commercial - Non-Energy, $1,455 Investor Real Estate, $183 Consumer Real Estate Secured, $962 Consumer Non-Real Estate Secured, $339 Commercial - Energy (Direct), $66 15 $3.0B$10.1B Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total Birmingham $32 $40 $30 $15 $24 $141 Huntsville 49 16 6 9 3 83 Mobile / Baldwin County 2 17 3 3 15 40 Other 17 20 21 13 20 91 Total $100 $93 $60 $40 $62 $355 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total North Mississippi — — — — $97 $97 Jackson / Other 5 2 41 1 4 53 Gulfport / Biloxi / Pascagoula 1 — 20 — 12 33 Total $6 $2 $61 $14 $113 $183

Non-GAAP reconciliation: Non-interest income, non-interest expense and efficiency ratio

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended								
($ amounts in millions)		6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	2Q16 vs. 1Q16		2Q16 vs. 2Q15	
ADJUSTED EFFICIENCY RATIO, ADJUSTED NON-INTEREST INCOME/ EXPENSE- CONTINUING OPERATIONS										
Non-interest expense (GAAP)	A	$ 915	$ 869	$ 873	$ 895	$ 934	$ 46	5.3 %	$ (19)	(2.0)%
Adjustments:										
Professional, legal and regulatory expenses[1]		(3)	—	—	—	(48)	(3)	NM	45	(93.8)%
Branch consolidation, property and equipment charges[1]		(22)	(14)	(6)	(1)	(27)	(8)	57.1 %	5	(18.5)%
Salary and employee benefits—severance charges		(1)	(12)	(6)	—	—	11	(91.7)%	(1)	NM
Adjusted non-interest expense (non-GAAP)	B	$ 889	$ 843	$ 861	$ 894	$ 859	$ 46	5.5 %	$ 30	3.5 %
Net interest income and other financing income (GAAP)		$ 848	$ 862	$ 836	$ 836	$ 820	$ (14)	(1.6)%	$ 28	3.4 %
Taxable-equivalent adjustment		21	21	20	19	19	—	NM	2	10.5 %
Net interest income and other financing income, taxable-equivalent basis	C	$ 869	$ 883	$ 856	$ 855	$ 839	$ (14)	(1.6)%	$ 30	3.6 %
Non-interest income (GAAP)	D	$ 526	$ 506	$ 514	$ 497	$ 590	$ 20	4.0 %	$ (64)	(10.8)%
Adjustments:										
Securities (gains) losses, net		(6)	5	(11)	(7)	(6)	(11)	(220.0)%	—	NM
Insurance proceeds[1]		—	(3)	(1)	—	(90)	3	(100.0)%	90	(100.0)%
Leveraged lease termination gains, net		—	—	—	(6)	—	—	NM	—	NM
Adjusted non-interest income (non-GAAP)	E	$ 520	$ 508	$ 502	$ 484	$ 494	$ 12	2.4 %	$ 26	5.3 %
Total revenue, taxable-equivalent basis	C+D=F	$ 1,395	$ 1,389	$ 1,370	$ 1,352	$ 1,429	$ 6	0.4 %	$ (34)	(2.4)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	C+E=G	$ 1,389	$ 1,391	$ 1,358	$ 1,339	$ 1,333	$ (2)	(0.1)%	$ 56	4.2 %
Efficiency ratio (GAAP)	A/F	65.6%	62.5%	63.7%	66.2%	65.4%				
Adjusted efficiency ratio (non-GAAP)[2][3]	B/G	64.0%	60.6%	63.4%	66.8%	64.5%				

NM - Not Meaningful

(1) Regions recorded $3 million, $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2016, the second quarter of 2015, and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

(2) Excluding $23 million of FDIC insurance assessment adjustments to prior assessments recorded in the third quarter of 2015, the adjusted efficiency ratio would have been 65.0%.

(3) During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million. Excluding the negative impact of the $15 million, the adjusted efficiency ratio would have been 62.7%.

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Non-GAAP reconciliation continued: YTD Non-interest income, non-interest expense, efficiency ratio and operating leverage

($ amounts in millions)		Six Months Ended June 30 2016	2015	2016 vs. 2015	
ADJUSTED EFFICIENCY AND OPERATING LEVERAGE RATIO, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS					
Non-interest expense (GAAP)	A	$ 1,784	$ 1,839	$ (55)	(3.0)%
Adjustments:					
Professional, legal and regulatory expenses[1]		(3)	(48)	45	(93.8)%
Branch consolidation, property and equipment charges[1]		(36)	(49)	13	(26.5)%
Loss on early extinguishment of debt		—	(43)	43	(100.0)%
Salary and employee benefits—severance charges		(13)	—	(13)	NM
Adjusted non-interest expense (non-GAAP)	B	$ 1,732	$ 1,699	$ 33	1.9 %
Net interest income and other financing income (GAAP)		$ 1,710	$ 1,635	$ 75	4.6 %
Taxable-equivalent adjustment		42	36	6	16.7 %
Net interest income and other financing income, taxable-equivalent basis	C	$ 1,752	$ 1,671	$ 81	4.8 %
Non-interest income (GAAP)	D	$ 1,032	$ 1,060	$ (28)	(2.6)%
Adjustments:					
Securities gains, net		(1)	(11)	10	(90.9)%
Insurance proceeds[1]		(3)	(90)	87	(96.7)%
Leveraged lease termination gains, net		—	(2)	2	(100.0)%
Adjusted non-interest income (non-GAAP)	E	$ 1,028	$ 957	$ 71	7.4 %
Total revenue, taxable-equivalent basis	C+D=F	$ 2,784	$ 2,731	$ 53	1.9 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	C+E=G	$ 2,780	$ 2,628	$ 152	5.8 %
Operating leverage ratio (GAAP)	F-A				4.9 %
Adjusted operating leverage ratio (non-GAAP)	G-B				3.9 %
Efficiency ratio (GAAP)	A/F	64.1%	67.4%		
Adjusted efficiency ratio (non-GAAP)	B/G	62.3%	64.7%		

(1) See page 7 of 2Q16 Financial Supplement for additional detail on these adjustments.

REGIONS

17

Non-GAAP reconciliation: Basel III common equity Tier 1 ratio – fully phased-in pro-forma

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions' understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions' current understanding of the final framework includes certain assumptions, including the Company's interpretation of the requirements, and informal feedback received through the regulatory process. Regions' understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because Regions is not currently subject to the fully-phased in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions' disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions' capital adequacy using the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

		As of and for Quarter Ended				
($ amounts in millions)		**6/30/2016**	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma[1]						
Stockholder's equity (GAAP)		**$ 17,385**	$ 17,211	$ 16,844	$ 16,952	$ 16,899
Non-qualifying goodwill and intangibles		**(4,946)**	(4,947)	(4,958)	(4,913)	(4,902)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		**(227)**	(64)	286	41	183
Preferred stock (GAAP)		**(820)**	(820)	(820)	(836)	(852)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	A	**$ 11,392**	$ 11,380	$ 11,352	$ 11,244	$ 11,328
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP)[2]	B	**$ 106,314**	$ 106,227	$ 106,188	$ 104,645	$ 102,479
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	A/B	**10.7%**	10.7%	10.7%	10.8%	11.1%

(1) Current quarter amounts and the resulting ratio are estimated.
(2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amount included above is a reasonable approximation, based on our understanding of the requirements.

REGIONS
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Forward-looking statements This presentation may include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: 19 • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR) process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The success of our marketing efforts in attracting and retaining customers. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners.

Forward-looking statements continued The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time. 20 • Any inaccurate or incomplete information provided to us by our customers or counterparties. • The risks and uncertainties related to our acquisition and integration of other companies. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our inability to keep pace with technological changes could result in losing business to competitors. • Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; increased costs; losses; or adverse effects to our reputation. • Our ability to realize our efficiency ratio target as part of our expense management initiatives. • Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the SEC. • The effects of any damage to our reputation resulting from developments related to any of the items identified above.

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